CABLE SYSTEM INSTALLATION AGREEMENT
-----------------------------------

         This Agreement is made as of February __, 1999 between Internet Cable Corporation ("ICBL") located at 263 King Street, 2nd Floor, Charleston, SC 29401 and Intermark Associates V, LLC, a South Carolina limited liability company ("Intermark Associates V") with its principal address at Intermark Building, 3830 Forest Drive, Suite 202, Columbia, SC 29204.

WITNESSETH

         WHEREAS, ICBL is engaged in the television and Internet cable business, and develops and installs cable television systems;

         WHEREAS, Intermark Associates V owns the property upon which the apartment complex to be known as Keswick Apartments located at _______________ is to be constructed ("Facility");

         WHEREAS, Intermark Associates V desires to retain ICBL to install and operate a cable system and Internet system at the Facility and ICBL desires to perform such services.

         NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the parties agree as follows:

1.       Installation of Cable System/Maintenance

         a. ICBL shall install, at its sole cost and expense, a fully operational cable television system ("System") at the Facility. The System shall be, when installed and during the entire term hereof, in accordance with recognized industry standards and standards reasonably acceptable to Intermark Associates V For purposes hereof, "recognized industry standards" means cable television systems available to the public at large in the Georgia, South Carolina, North Carolina region.

         b. The System, when installed and operational, shall provide customers with the ability to receive at least 40 television channels, including premium, pay for view and basic cable stations. Customers shall be allowed to choose at least two levels of service, including a "basic" level and "premium" level. The System shall also provide for Internet access.

         c. ICBL shall complete the installation of the cable system in a timely manner, which shall be no later than two (2) weeks after the "certificate of occupancy" (CO) for each building at the Facility has been issued. Installation to begin after finish grade and sprinkle system are in place. ICBL shall not be held responsible for weather, acts of god, or delay caused by the general contractor.

         d. ICBL shall install the System during the hours of 8 am to 5 p.m. Monday through Saturday. The parties hereby agree to review the hours of installation periodically to determine whether such hours shall be expanded.

         e. ICBL shall maintain the System in good working order during the term of this Agreement. In order to provide such maintenance, ICBL shall maintain a service department and provide customers with a local telephone number to obtain such service. The service department shall be open 24 hours every day to receive complaints and requests from customers. ICBL shall use its best efforts to provide repairs and service to customers within 24 hours of the request, excluding Sundays. ICBL shall maintain a system of record keeping for the recording of all customer calls to the service department and all installation, repair and service visits to each residence in the Facility. Intermark Associates V shall have the right to review such records at least once per quarter during the term of this Agreement.


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         f. Intermark Associates V shall provide and ICBL shall maintain a suitable facility for the head-end equipment.

2.       Compensation

         a. ICBL shall bill all customers directly for the cable service provided to each such customer, and shall be allowed to charge any fee for cable television service and other services (including service repair and installation fees) as is in accordance with applicable laws, and competitive with Time Warner Cable or its successors. ICBL shall also be entitled to charge security deposits and other fees (competitive with Time Warner Cable or its successors) as allowed by applicable law.

         b. ICBL shall pay Intermark Associates V a fee of 10% of all net revenue generated by the cable television service at the Facility. Net revenue shall mean the amount of the gross billings per month to customers, less (i) amounts not collected from customers due to a failure to pay by the customer and
(ii) the direct cost to ICBL from its cable television suppliers for cable service. ICBL shall pay any amounts due herein one month in arrears.

         c. ICBL shall provide Internet access to customers at the Facility through the System and Intermark Associates V shall receive 10% of the gross revenues of such service. Gross revenues means the amount of the gross billings to customers, less any amounts not collected due to failure to pay by the customer. ICBL shall pay any amounts due hereunder one month in arrears.

3.       Term.

         (a) This Agreement shall have a term of 15 years commencing on the date hereof and terminating on ________. ICBL, or Intermark Associates V shall have the option to extend this Agreement month to month exercisable by delivery of written notice by either party at least 120 days prior to the end of the term. Should there be a need to upgrade the system, ICBL and Intermark V shall review this agreement in good faith and negotiate the terms of any such upgrades.

         (b)      This Agreement may be terminated as follows:

         (i) by ICBL upon 60 days notice in the event that Intermark Associates V fails to provide reasonable access to ICBL to the Facility at any time;

         (ii) by ICBL upon 60 days notice in the event that Intermark Associates V allows a competitor of ICBL to provide cable television service to the Facility, other than as may be required by applicable laws;

         (iii) by Intermark Associates V upon 90 days notice in the event that ICBL fails to provide the services required hereunder following written notice delivered by Intermark Associates V to ICBL of such failure and ICBL fails to cure such failure within 30 days.

         In the event that this Agreement is terminated pursuant to clause (iii) above, then Intermark Associates V shall pay to ICBL a fee equal to the fair market value of the System. "Fair market value" shall be determined in good faith by the parties at the time of termination, or in the event that the parties fail to agree within 60 days of the termination date, then by an independent third party with knowledge of the cable television business retained by the parties.

4. Proprietary Rights In System. The parties hereby agree that the System, all hardware, software and "know how" and other intellectual property related to the System and any Internet access systems are the sole property of ICBL. Nothing contained in this Agreement shall be construed as a transfer of any such property rights by ICBL to Intermark Associates V.


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5. Compliance with Laws. ICBL shall ensure that the System shall comply in all material respects with all federal, state and local laws and regulations at all times during the term of this Agreement.

6.       Miscellaneous
         a. Notices. Any notice under this Agreement shall be in writing and shall be effective when actually delivered in person or three days after being deposited in the U.S. mail, registered or certified, postage prepaid and addressed to the party at the address stated in this Agreement or such other address as either party may designate by written notice to the other.

         b. Waiver. Failure of either party at any time to require performance of any provision of this Agreement shall not limit the party's right to enforce the provision, nor shall any waiver of any breach of any provision be a waiver of any succeeding breach of any provision or a waiver of the provision itself for any other provision.

         c. Assignment. Except as otherwise provided within this Agreement, neither party hereto may transfer or assign this Agreement without prior written consent of the other party; provided, however, ICBL shall have the right to transfer and assigns its rights and obligations hereunder to a subsidiary.

         d. Law Governing. This Agreement shall be governed by and construed in accordance with the laws of the State of South Carolina.

         e. Titles and Captions. All article, section and paragraph titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor affect the interpretation of this Agreement.

         f. Pronouns and Plurals. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the Person or Persons may require.

         g. Entire Agreement. This Agreement contains the entire understanding between and among the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Agreement.

         h. Counterparts. This Agreement may be executed in several counterparts and all so executed shall constitute one Agreement, binding on all the parties hereto even though all the parties are not signatories to the original or the same counterpart.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed this ____day of February, 1999.

INTERNET CABLE                              INTERMARK ASSOCIATES V, LLC
CORPORATION

By:_____________________________     By:_________________________________


Its: ____________________________   Its: _________________________________

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